Exhibit 99.1

Rogers Corporation Appoints Helene Simonet to Its Board of Directors

ROGERS, Conn.--(BUSINESS WIRE)--October 14, 2014--Rogers Corporation (NYSE: ROG) today announced that its Board of Directors has appointed Helene Simonet to serve as a member of the Company’s Board. This addition fills a vacancy on the Board due to a recent director retirement. Ms. Simonet will be a member of the Audit Committee.

Since April 2002, Ms. Simonet has served as the Executive Vice President and Chief Financial Officer of Coherent, Inc. (NASDAQ: COHR). Coherent is a leading global supplier of photonics technology products and solutions for a wide range of commercial and scientific research applications. Prior to joining Coherent in 1999, Ms. Simonet had previously spent more than twenty years in senior finance positions at Raychem Corporation.

“We are very pleased to have Helene join the Rogers Board of Directors," said Bruce Hoechner, President and Chief Executive Officer of Rogers Corporation. "Her extensive background with global technology companies, as well as her finance leadership, makes her an excellent addition to our Board.”

About Rogers Corporation

Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect, and connect our world. With more than 182 years of materials science experience, Rogers delivers high-performance solutions that enable clean energy, internet connectivity, advanced transportation and other technologies where reliability is critical. Rogers delivers Power Electronics Solutions for energy-efficient motor drives, vehicle electrification and alternative energy; High Performance Foams for sealing, vibration management and impact protection in mobile devices, transportation interiors, industrial equipment and performance apparel; and Printed Circuit Materials for wireless infrastructure, automotive safety and radar systems. Headquartered in Connecticut (USA), Rogers operates manufacturing facilities in the United States, China, Germany, Belgium, Hungary, and South Korea, with joint ventures and sales offices worldwide. For more information, visit www.rogerscorp.com.

Safe Harbor Statement

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on management's expectations, estimates, projections and assumptions. Words such as “expects,” “anticipates,” “intends,” “believes,” “estimates,” “should,” “target,” “may,” “project,” “guidance,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results or performance to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such factors include, but are not limited to, changing business, economic, and political conditions both in the United States and in foreign countries, particularly in light of the uncertain outlook for global economic growth, particularly in several of our key markets; increasing competition; any difficulties in integrating acquired businesses into our operations and the possibility that anticipated benefits of acquisitions and divestitures may not materialize as expected; delays or problems in completing planned operational enhancements to various facilities; our achieving less than anticipated benefits and/or incurring greater than anticipated costs relating to streamlining initiatives or that such initiatives may be delayed or not fully implemented due to operational, legal or other challenges; changes in product mix; the possibility that changes in technology or market requirements will reduce the demand for our products; the possibility of significant declines in our backlog; the possibility of breaches of our information technology infrastructure; the development and marketing of new products and manufacturing processes and the inherent risks associated with such efforts and the ability to identify and enter new markets; the outcome of current and future litigation; our ability to retain key personnel; our ability to adequately protect our proprietary rights; the possibility of adverse effects resulting from the expiration of issued patents; the possibility that we may be required to recognize impairment charges against goodwill and non-amortizable assets in the future; the possibility of increasing levels of excess and obsolete inventory; increases in our employee benefit costs could reduce our profitability; the possibility of work stoppages, union and work council campaigns, labor disputes and adverse effects related to changes in labor laws; the accuracy of our analysis of our potential asbestos-related exposure and insurance coverage; the fact that our stock price has historically been volatile and may not be indicative of future prices; changes in the availability and cost and quality of raw materials, labor, transportation and utilities; changes in environmental and other governmental regulation which could increase expenses and affect operating results; our ability to accurately predict reserve levels; our ability to obtain favorable credit terms with our customers and collect accounts receivable; our ability to service our debt; certain covenants in our debt documents could adversely restrict our financial and operating flexibility; fluctuations in foreign currency exchange rates; and changes in tax rates and exposure which may increase our tax liabilities. Such factors also apply to our joint ventures. We make no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statements, unless required by law. Additional information about certain factors that could cause actual results to differ from such forward-looking statements include, but are not limited to, those items described in our filings with the Securities and Exchange Commission ("SEC"), including those in Item 1A, Risk Factors, of the Company's Form 10-K for the year ended December 31, 2013 and subsequent Securities and Exchange Commission filings.

CONTACT:
Rogers Corporation
Investor Contact:
William J. Tryon, 860-779-4037
Director of Investor and Public Relations
william.tryon@rogerscorp.com
FAX: 860-779-5509